Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES SECOND QUARTER 2014

FINANCIAL AND OPERATING RESULTS

AUSTIN, Texas, August 12, 2014 – Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2014.

Q2 2014 Highlights

•	Successful completion of the Company’s initial public offering (“IPO”), issuing 57.5 million shares (50.0 million primary) at $18.50 per share for gross proceeds of $1,064 million ($924 million primary).

•	Average net production of 14.0 MBoe/d, an increase of 53% over Q1 2014.

•	Adjusted net income of $17.9 million, or $0.14 per diluted share.

•	Adjusted EBITDA of $58.4 million, an increase of 50% over Q1 2014.

•	Acceleration of the Company’s horizontal drilling program, with a second horizontal rig added during Q2 2014, a third horizontal rig added subsequent to the end of the quarter, and drilling times decreasing; Parsley Energy now has six horizontal wells on production and six more in different stages of development.

•	Encouraging initial results from the Company’s horizontal wells; all five horizontal wells with at least 30 days of production data—four of which are short lateral wells—are exceeding a normalized type curve of 690 MBoe for a 7,000 foot stimulated lateral.

•	Acquired approximately 11,000 net acres since the beginning of Q2 2014, including approximately 6,600 net acres from two previously announced acquisitions (Pacer and OGX) and the balance through a combination of leasing activity and working interest acquisitions.

“This is a very exciting time for Parsley Energy, having completed a successful initial public offering and delivered strong results in our first quarter as a public company,” said Bryan Sheffield, Chief Executive Officer of Parsley Energy. “With a healthy balance sheet, a vertical development program that continues to provide robust returns, promising results from our growing horizontal drilling program, and a sizable inventory of drilling locations in the core of the Midland Basin, Parsley Energy is poised to deliver high rate of return growth for many years. As we employ the capital raised over the past several months, we are pleased to be executing on and accelerating the plan we outlined to investors.”

Horizontal Drilling Update

As of August 1, 2014, Parsley Energy operated six producing horizontal wells and six horizontal wells in different stages of development. The Company spud four horizontal wells during Q2 2014 and has spud four more horizontal wells since the end of Q2 2014. To date, all but one of the Company’s horizontal wells have targeted the Wolfcamp B zone, with the most recent well targeting the Wolfcamp A zone. The Company is currently running three horizontal rigs with plans to add a fourth horizontal rig in October, and anticipates spudding a total of 18-22 gross (13-17 net) horizontal wells in the second half of 2014. To date, all five of the horizontal wells that have 30-days of production data are tracking ahead of the 690 MBoe, three-stream type curve the Company has published, which corresponds to a 7,500 foot lateral, or a stimulated interval of approximately 7,000 feet. Parsley Energy’s producing horizontal wells are also demonstrating a favorable product mix, with average liquids content above 90%.

							Peak 30-day IP
				Number of	Peak 24-hr IP	Peak 30-day IP	per 1,000’
Well Name	County	Well Zone	Lateral Length	Stages	(Boe/d)	(Boe/d)	Lateral	% Liquids(1)
Dusek 45-1HB	Upton	Wolfcamp B	9,061	39	2,044	1,592	176	92
Shackelford 7-1HB	Upton	Wolfcamp B	4,571	21	1,441	796	174	91
Dusek 44-1HB	Upton	Wolfcamp B	4,697	22	1,569	1,063	226	91
Shackelford 7-2HB	Upton	Wolfcamp B	4,874	21	1,134	878	180	89
Skaggs 8-2HB	Upton	Wolfcamp B	4,799	22	1,351	992	207	92
Char Hughes 1HB	Reagan	Wolfcamp B	5,785	28		Flowing Back (< 30 days)
Elwood 16-21-1HB	Upton	Wolfcamp B	7,645	37		Flowing Back (< 30 days)
Char Hughes 2HB	Reagan	Wolfcamp B				Completing
Mary 18-1HB	Upton	Wolfcamp B				Drilling
JRS Farms 24BC-1HB	Upton	Wolfcamp B				Drilling
Tucker 166-1HB	Reagan	Wolfcamp B				Drilling
Dusek 44-1HA	Upton	Wolfcamp A				Drilling

(1)	During the period for which the 30-day IP is presented

Vertical Drilling Update

During the second quarter of 2014, Parsley Energy spud 42 vertical wells in the Midland Basin. In the Southern Delaware Basin, the Company has now spud two vertical exploratory wells in Pecos County, evaluation of which is pending interpretation of proprietary 3D seismic data. The Company is currently running eight vertical rigs in the Midland Basin and anticipates spudding 75-85 gross (65-75 net) vertical wells in the second half of 2014, including one vertical exploratory well in Pecos County.

Select Operating Data

	Quarter Ended
	June 30,	March 31,	June 30,
	2014	2014	2013(1)
Net Production Volumes:
Oil (MBbls)	654	491	236
Natural gas (MMcf)	2,020	1,016	1,197
NGLs (MBbls)	283	165	n.a.

Total (Mboe)(2)	1,274	825	436

Average net daily production (Boe/d)	13,995	9,163	4,786

Average Sales Prices(3):
Oil, without realized derivatives (per Bbl)	$94.40	$93.26	$90.77
Oil, with realized derivatives (per Bbl)	91.74	90.71	76.03
Natural gas, without realized derivatives (per Mcf)	4.82	4.96	4.30
Natural gas, with realized derivatives (per Mcf)	4.90	4.94	4.30
NGLs (per Bbl)	38.31	41.36	n.a.

Total, without realized derivatives (per Boe)	64.63	70.00	61.02
Total, with realized derivatives (per Boe)	63.40	68.45	53.03

Average Costs (per Boe):
Lease operating expenses	$7.59	$8.51	$10.31
Production and ad valorem taxes	4.33	3.60	3.15
Depreciation, depletion, and amortization	16.05	22.30	11.35
General and administrative expenses	5.45	9.24	4.42

(1)	Parsley started breaking out natural gas and NGL revenue and production in late 2013. As a result, natural gas and NGLs are combined into the natural gas volumes and sales prices.
(2)	One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(3)	Average prices shown in the table reflect prices both before and after the effects of our realized commodity hedging transactions. Our calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Second Quarter 2014 Financial Highlights

Revenue for the second quarter of 2014 was $82.3 million, a 43% increase from Q1, reflecting higher production, partly offset by lower commodity price realizations.

Net production averaged 14.0 MBoe/d during Q2 2014, up 53% over Q1 2014, benefiting from strong organic growth, incremental production from the previously announced Pacer acquisition during May and June, and infrastructure enhancements that boosted gas volumes.

While higher oil prices were largely offset by wider differentials, surging gas and NGL volumes combined with lower realized prices for both natural gas and NGLs led to an 8% decrease in the average realized price per Boe without derivatives relative to the first quarter of 2014. For the second quarter, the average realized price per Boe without derivatives was $64.63.

Unit costs decreased in Q2 2014 versus Q1 2014, with lease operating expense down 11% to $7.59 per Boe, general and administrative costs down 41% to $5.45 per Boe, and depreciation, depletion, and amortization expense down 28% to $16.05 per Boe.

During the second quarter of 2014, the Company recorded a net loss of $38.6 million, or $1.19 per weighted average diluted share. The net loss for the second quarter includes a one-time, non-cash expense of $50.6 million, or $1.56 per diluted share, associated with incentive compensation triggered by the Company’s initial public offering, as well as a non-cash loss on commodity derivatives of $12.8 million, or $0.39 per diluted share. Excluding these items on a tax-adjusted basis and assuming shares issued in association with the IPO were outstanding as of the beginning of the period, adjusted net income for the second quarter of 2014 was $17.9 million, or $0.14 per diluted share.

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA” – a non-GAAP financial measure) for the second quarter of 2014 was $58.4 million, an increase of 50% over Q1 2014. (Please see supplemental financial information at the end of this news release for a reconciliation of these non-GAAP financial measures to GAAP financial measures.)

IPO and 2014 Capital Program

On May 29, 2014, Parsley Energy completed its initial public offering of 50,000,000 shares of common stock at a price to the public of $18.50 per share, of which 42,463,636 shares were sold by the Company, resulting in net proceeds to the Company of approximately $742 million. The underwriters subsequently exercised their over-allotment option for an additional 7,500,000 primary shares, resulting in additional net proceeds to the Company of approximately $131 million.

Prior to the IPO, on April 17, the Company closed a $150 million add-on to its existing $400 million of 7.5% senior unsecured notes due 2022.

As of June 30, 2014, Parsley Energy had an undrawn revolving credit facility of $327 million and $524 million in cash and cash equivalents on its balance sheet for total liquidity of approximately $851 million.

During the second quarter of 2014, the Company invested approximately $428 million in total capital expenditures, with approximately $123 million allocated to development activities and approximately $305 million allocated to acquisitions.

Acquisitions and Acreage Update

Parsley Energy has acquired approximately 11,000 net acres since the beginning of Q2 2014, including approximately 6,600 net acres from two previously announced acquisitions (Pacer and OGX). Total consideration for these two acquisitions, which also included 8.1 MMBoe of proved reserves(1), was $293 million. Consistent with the Company’s strategy to opportunistically supplement its premier acreage position, since the beginning of Q2 2014, in addition to the aforementioned acquisitions, Parsley Energy has added approximately 2,800 net acres in the Midland Basin and approximately 1,500 net acres in the Southern Delaware Basin through a combination of leasing activity and working interest acquisitions. Total consideration for these transactions was approximately $45 million.

At August 1, 2014, the Company held rights to approximately 92,000 net acres in the Midland Basin and 24,000 net acres in the Southern Delaware Basin. The Company has identified 1,507 net horizontal drilling locations associated with its acreage position. Please see the second quarter 2014 earnings presentation posted on the Company’s website for a summary of Parsley Energy’s acreage and inventory by area and target zone.

(1)	Proved reserves from Pacer only and based on internal reserve estimates prepared by the Company’s in-house petroleum engineers and audited by Netherland, Sewall & Associates, Inc.

Full Year 2014 Outlook

Guidance for the second half of 2014 is provided in the table below:

	1H14	2H14
	Actual	Estimated
Average net daily production (Boe/d)	11,602	15,500-16,500
Average Costs:
(Per Boe)
Lease operating expenses	$7.95	$7.00-$8.00
General and administrative expenses (including non-cash)	6.94	7.00-8.00
Production and ad valorem taxes (as a % of revenue)(1)	6.1%	6.0%-7.0%
Capital Expenditures:
($ millions)
Total development expenditures	$196	$260-$300
Drilling Activity:
Gross horizontal wells spud (net)	7 (5)	18-22 (13-17)
Gross vertical wells spud (net)	83 (69)	75-85 (65-75)

(1)	Includes production taxes of 4.6% for oil and 7.5% for natural gas and NGLs, and ad valorem taxes assessed at 3% of the taxable value of producing properties.

Conference Call Information

Parsley Energy will host a conference call and webcast to discuss its results for the quarter on Wednesday, August 13 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants should call 719-325-2495 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available through August 20 by dialing 719-457-0820 (passcode: 9837277). A live broadcast of the earnings conference call will also be available on the internet at www.parsleyenergy.com under the “Investor Relations” section of the website. A replay will be available shortly after the call. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including the prospectus filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard • Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

- Tables to Follow -

Parsley Energy, Inc.

Condensed Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013(1)	2014	2013(1)
REVENUES
Oil sales	$61,735	$21,421	$107,563	$34,953
Natural gas and natural gas liquids sales	20,569	5,153	32,471	7,878

Total revenues	82,304	26,574	140,034	42,831

OPERATING EXPENSES
Lease operating expenses	9,668	4,489	16,686	7,106
Production and ad valorem taxes	5,511	1,372	8,483	2,223
Depreciation, depletion and amortization	20,446	4,943	38,838	8,279
General and administrative expenses	6,943	1,923	14,564	4,197
Incentive unit compensation	50,559	0	51,088	0
Stock based compensation	294	0	294	0
Accretion of asset retirement obligations	117	36	209	61
Total operating expenses	93,538	12,763	130,162	21,866

OPERATING INCOME (LOSS)	(11,234)	13,811	9,872	20,965

OTHER INCOME (EXPENSE)
Interest expense, net	(9,906)	(2,936)	(17,834)	(5,504)
Prepayment premium on extinguishment of debt	0	0	(5,107)	0
Income (loss) from equity investment	(178)	88	(59)	213
Derivative income (loss)	(14,353)	484	(20,029)	(3,380)
Other income (expense)	(24)	45	(5)	69

Total other income (expense), net	(24,461)	(2,319)	(43,034)	(8,602)

INCOME (LOSS) BEFORE INCOME TAXES	(35,695)	11,492	(33,162)	12,363
INCOME TAX EXPENSE	(1,794)	(347)	(2,339)	(682)
NET INCOME (LOSS)	(37,489)	11,145	(35,501)	11,681

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,157)	0	(1,157)	0

NET INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS’ EQUITY	$(38,646)	$11,145	$(36,658)	$11,681

Net loss per common share:
Basic	($1.19)		($2.27)
Diluted	($1.19)		($2.27)
Weighted average common shares outstanding:
Basic	32,453		16,136
Diluted	32,453		16,136

(1)	The Company does not include earnings per common share basic and diluted, weighted average number of basic shares outstanding or weighted average number of diluted shares outstanding for the three and six months ended June 30, 2013 as Parsley Energy was not yet a public company and its assets and operations were owned by a limited liability company.

Parsley Energy, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30,	December 31,
	2014	2013
Cash and cash equivalents	$523,519	$19,393
Other current assets	106,360	117,933

Total current assets	$629,879	$137,326
Total property, plant and equipment, net	1,080,460	586,883
Total noncurrent assets	35,892	18,347

TOTAL ASSETS	$1,746,231	$742,556

Total current liabilities	$174,680	$191,497
Long-term debt	558,460	429,970
Other noncurrent liabilities	113,033	13,057

Total noncurrent liabilities	$671,493	$443,027

Total liabilities	846,173	634,524
Total equity	900,058	108,032

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,746,231	$742,556

Parsley Energy, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Six months ended
	June 30,
	2014	2013
Cash flows from operating activities
Net (loss) income	$(35,501)	$11,681
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash and other items	90,175	10,054
Changes in operating assets and liabilities	(1,081)	6,033

Net cash provided by operating activities	$53,593	$27,768

Net cash used in investing activities	(527,698)	(96,184)

Financing activities:
Net proceeds from long-term debt	116,492	(3,411)
Issuance of common stock	861,739	0
Other	0	73,272

Net cash provided by financing activities	$978,231	$69,861

Net increase (decrease in cash and cash equivalents)	504,126	1,445
Cash and cash equivalents, beginning of period	19,393	13,673

Cash and cash equivalents, end of period	$523,519	$15,118

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income before depreciation, depletion and amortization, gain (loss) on sales of oil and natural gas properties, asset retirement obligation accretion expense, interest expense, income tax, prepayment premium on extinguishment of debt, gain (loss) on derivative instruments, net cash receipts (payments) on settled derivative instruments and premiums (paid) received on options that settled during the period.

Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

Parsley Energy, Inc.

Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted EBITDA reconciliation to net income (in thousands):
Net income (loss) attributable to Parsley Energy, Inc. shareholders	$(38,646)	$11,145	$(36,658)	$11,681
Net income (loss) attributable to noncontrolling interests	1,157	0	1,157	0
Depreciation, depletion, and amortization	20,446	4,943	38,838	8,279
Asset retirement obligation	117	36	209	61
Interest expense, net	9,906	2,936	17,834	5,504
Income tax	1,794	347	2,339	682
Prepayment premium on extinguishment of debt	0	0	5,107	0
Derivative loss (gain)	14,353	(484)	20,029	3,380
Net cash receipts (payments) on settled derivative instruments	266	22	246	20
Premiums (paid) received on options that settled during the period	(1,834)	(3,502)	(3,095)	(4,199)
Non-cash stock based compensation	294	0	294	0
Incentive unit compensation	50,559	0	51,088	0

Adjusted EBITDA	$58,412	$15,443	$97,388	$25,408

Parsley Energy, Inc.

Adjusted Net Income and Earnings Per Share

(Unaudited, in thousands, except per share data)

Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives. It should not be considered an alternative to consolidated net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income.

	Three months ended	Six months ended
	June 30, 2014	June 30, 2014
Basic net income attributable to Parsley Energy Inc. Stockholders	$(38,646)	$(36,658)
Derivative loss	14,353	20,029
Net cash receipts (payments) on settled derivative instruments	266	246
Net premiums (paid) received on options that settled during the period	(1,834)	(3,095)
Incentive unit compensation	50,559	51,088
Noncontrolling interest	1,157	1,157
Income tax expense for adjustments	(7,984)	(10,100)

Adjusted net income	$17,871	$22,667

Diluted shares outstanding(1)	126,075	126,075
Adjusted net income per diluted share	$0.14	$0.18

(1)	Assumes all shares issued in association with the IPO were outstanding at the beginning of the period.

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